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                                                                    Exhibit 99.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report on Form 10-Q of MicroStrategy Incorporated (the "Company") for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge on the date hereof:

        (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: May 13, 2003                        /s/ Michael J. Saylor
                                           -------------------------------------
                                           Michael J. Saylor
                                           Chairman of the Board of Directors
                                           and Chief Executive Officer

Dated: May 13, 2003                        /s/ Eric F. Brown
                                           -------------------------------------
                                           Eric F. Brown
                                           President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to MicroStrategy Incorporated and will be retained by MicroStrategy Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.